                                                           Exhibit No. Ex-99.p.1

                               CODE OF ETHICS FOR
                            JACOB INTERNET FUND INC.
                 (AMENDED AND RESTATED AS OF SEPTEMBER 1, 2000)

Jacob Internet Fund Inc. (the "Fund") has determined to adopt this Code of Ethics (the "Code") to specify and prohibit certain types of personal securities transactions deemed to create a conflict of interest and to establish reporting requirements and preventive procedures pursuant to the provisions of Rule 17j-1(b)(1) under the Investment Company Act of 1940, as amended (the "1940 Act").

I.       DEFINITIONS

         A. An "Access Person" means (i) any director, officer, manager, member or Advisory Person (as defined below) of the Fund or any investment adviser of the Fund; or (ii) any director, officer or general partner of a principal underwriter of the Fund who, in the ordinary course of his or her business, makes, participates in or obtains information regarding the purchase or sale of securities for the Fund for which the principal underwriter so acts or whose functions or duties as part of the ordinary course of his or her business relate to the making of any recommendation to the Fund regarding the purchase or sale of securities.

         B. An "Advisory Person" means any employee of the Fund or any investment adviser thereof (or of any company in a control relationship to the Fund or such investment adviser), who, in connection with his or her regular functions or duties, makes, participates in or obtains information regarding the purchase or sale of securities by the Fund or whose functions relate to any recommendations with respect to such purchases or sales and any natural person in a control relationship with the Fund or adviser who obtains information regarding the purchase or sale of securities.

         C. A "Portfolio Manager" means any person or persons with the direct responsibility and authority to make investment decisions affecting the Fund.

         D. "Access Persons," "Advisory Persons" and "Portfolio Managers" shall not include any individual who is required to and does file quarterly reports with any investment adviser, sub-adviser, administrator or principal underwriter for the Fund substantially in conformity with Rule 17j-1 of the 1940 Act, provided, however, that the compliance officer of any investment adviser, sub-adviser, administrator, or the principal underwriter shall (i) file an annual certification with the Fund stating that such entity has adopted or approved the continuation of its Code of Ethics and that the Code of Ethics contains provisions reasonably necessary to prevent its Access Persons from violating Rule 17j-1; and (ii) notify the Fund's compliance officer of any material violation of such entity's Code of Ethics upon actual knowledge by such compliance officer that such a violation had occurred. The Fund's compliance officer shall report any such violations to the Fund's Board of Directors in accordance with the provisions of the Fund's Code of Ethics as if the report of the violation had been made under the Fund's Code of Ethics.

         E. "Beneficial Ownership" shall be interpreted subject to the provisions of Rule 16a-1(a)(2) of the Securities Exchange Act of 1934.

         F. "Control" shall have the same meaning as set forth in Section 2(a)(9) of the 1940 Act.

         G. "Independent Director" means a Director of the Fund who is not an "interested person" within the meaning of Section 2(a)(19) of the 1940 Act. An "interested person" includes any person who is a trustee, director, officer, employee or owner of 5% or more of the outstanding stock of any investment adviser to the Fund. Affiliates of brokers or dealers are also "interested persons," except as provided in Rule 2a19-1 under the 1940 Act.

         H. The "Review Officer" is the person designated by the Fund's Board of Directors to monitor the overall compliance with this Code. In the absence of any such designation the Review Officer shall be the Treasurer or any Assistant Treasurer of the Fund.

         I. The "Preclearance Officer" is the person designated by the Fund's Board of Directors to provide preclearance of any personal security transaction as required by this Code of Ethics.

         J. "Purchase or sale of a security" includes, among other things, the writing of an option to purchase or sell a security or the purchase or sale of a future or index on a security or option thereon.

         K. "Security" shall have the meaning as set forth in Section 2(a)(36) of the 1940 Act (in effect, all securities), except that it shall not include securities issued by the U.S. Government (or any other "government security" as that term is defined in the 1940 Act), bankers' acceptances, bank certificates of deposit, commercial paper and such other money market instruments as may be designated by the Directors of the Fund and shares of registered open-end investment companies.

         L. A security is "being considered for purchase or sale" when a recommendation to purchase or sell the security has been made and communicated and, with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         M. A "Private Fund" is any pooled investment vehicle (including without limitation, a limited liability company, partnership or business trust) for which the Fund's investment adviser or its affiliate performs an investment advisory or equivalent role and in which one or more Access Persons may hold a direct or indirect interest.

II.      STATEMENT OF GENERAL PRINCIPLES

         A. The following general fiduciary principles shall govern the personal investment activities of all Access Persons. Each Access Person shall adhere to the highest ethical standards and shall:

                  1. at all times, place the interests of the Fund before his personal interests;

                  2. conduct all personal securities transactions in a manner consistent with this Code, so as to avoid any actual or potential conflicts of interest, or an abuse of position of trust and responsibility; and

                  3. not take any inappropriate advantage of his position with or on behalf of the Fund.

         B. The restrictions of Section III below and the compliance provisions of Section IV below shall not apply to purchases and sales for the account of a Private Fund if, at the time of the transaction, the Fund does not own and does not acquire within seven days of the transaction by the Private Fund, the security in question.

III.     RESTRICTIONS ON PERSONAL INVESTING ACTIVITIES

         A.       Blackout Periods

                  1. No Access Person (other than an Independent Director) shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership on a day during which he knows or should have known the Fund has a pending "buy" and "sell" order in that same security until that order is executed or withdrawn.

                  2. No Advisory Person or Portfolio Manager shall purchase or sell, directly or indirectly, any security in which he has, or by reason of such transaction acquires, any direct or indirect beneficial ownership within at least seven calendar days before and after the Fund trades (or has traded) in that security.

         B.       Initial Public Offerings and Private Placements

                  With regard to initial public offerings and private placements, each Advisory Person shall:

                  1. obtain express prior written approval from the Review Officer (who, in making such determination, shall consider among other factors, whether the investment opportunity should be reserved for the Fund, and whether such opportunity is being offered to such Advisory Person by virtue of his position with the
                           Fund) for any acquisition of securities in an initial public offering or private placement. A record of any decision, and the reasons supporting the decision, to approve the acquisition by Advisory Persons of such securities, must be maintained for at least five years after the end of the fiscal year in which the approval is granted; and

                  2. after authorization to acquire securities in an initial public offering or private placement has been obtained, disclose such personal investment with respect to any subsequent consideration by the Fund (or any other investment company for which he acts in a capacity as an Advisory Person) for investment in that issuer.

                  Any express prior written approval received from the Review Officer shall be valid only on the day on which it was issued. If the Fund decides to purchase securities of an issuer the shares of which have been previously obtained for personal investment by an Advisory Person, that decision shall be subject to an independent review by Advisory Persons with no personal interest in the issuer.

         C.       Short-term Trading Profits

                  No Advisory Person shall profit from the purchase and sale, or sale and purchase, of the same (or equivalent) securities of which such Advisory Person has beneficial ownership within 60 calendar days. Any profit so realized shall, unless the Fund's Board of Directors approves otherwise, be disgorged as directed by the Fund's Board of Directors.

         D.       Gifts

                  No Advisory Person shall receive any gift or other things of value from any person or entity that does business with or on behalf of the Fund that poses a potential conflict of interest.

         E.       Service as a Director

                  1. No Advisory Person shall serve on a board of directors of a publicly traded company without prior authorization from the Board of Directors of the Fund, based upon a determination that such board service would be consistent with the interests of the Fund and its investors.

                  2. If board service of an Advisory Person is authorized by the Board of Directors of the Fund such Advisory Person shall be isolated from the investment making decisions of the Fund with respect to the company of which he is a director.

         F.       Exempted Transactions

                  The prohibition of Section III shall not apply to:

                  1. purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control;

                  2. purchases or sales that are non-volitional on the part of the Access Person or the Fund, including mergers, recapitalizations or similar transactions;

                  3. purchases which are part of an automatic dividend reinvestment plan;

                  4. purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired; and

                  5. purchases and sales that receive prior approval in writing by the Preclearance Officer as (a) only remotely potentially harmful to the Fund because they would be very unlikely to affect a highly institutional market,

                           (b) clearly not economically related to the securities to be purchased or sold or held by the Fund or client or (c) not representing any danger of the abuses prescribed by Rule 17j-1, but only if in each case the prospective purchaser has identified to the Review Officer all factors of which he or she is aware which are potentially relevant to a conflict of interest analysis, including the existence of any substantial economic relationship between his or her transaction and securities held or to be held by the Fund.

IV.      COMPLIANCE PROCEDURES

         A.       Preclearance

                  An Access Person (other than a Independent Director) may not, directly or indirectly, acquire or dispose of beneficial ownership of a security except as provided below unless:

                  1. such purchase or sale has been approved by the Preclearance Officer;

                  2. the approved transaction is completed on the same day approval is received; and

                  3. the Preclearance Officer has not rescinded such approval prior to execution of the transaction.

         B.       Preclearance Safe Harbors

                  Notwithstanding the provisions of Section III, if the preclearance request involves one of the items listed immediately below, the transaction may be approved without further inquiry:

                  1. 1000 shares or less in the aggregate, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) greater than $5 billion; or

                  2. 500 shares or less in the aggregate or less than .001% of the issuer's market capitalization, if the issuer has market capitalization (outstanding shares multiplied by the current market price per share) less than $5 billion; or

                  3.       investment grade debt instruments less than $100,000.

                  4. purchases and sales by the Private Fund with respect to the following:

                           a. short sales of securities in the Private Fund solely for the purpose of hedging long positions in such fund or that involve securities which at the time of the transactions are not held by the Fund; or

                           b.       where the Fund sells a security for
                                    regulatory or compliance reasons or to
                                    generate cash to satisfy redemption requests and subsequently the Private Fund purchases the security in a transaction that would otherwise be prohibited by this Code; or

                           c. where the Private Fund buys a security and subsequently the Fund sells the security in a transaction that would otherwise be prohibited by this Code; or

                           d. where the Private Fund and the Fund are both buying or both selling the same security, at the same time or at different times in a transaction that would otherwise be prohibited by this Code, provided that both transactions are effected at the same price; or

                           e. where the Fund buys a security and the Private Fund subsequently sells such security in a transaction that would otherwise be prohibited by this Code, provided that the price at which the Fund transaction is effected is the same or a higher price; or

                           f. where the Private Fund sells a security and the Fund subsequently buys such security in a transaction which would otherwise be prohibited by this Code.

         C.       Reporting Requirements

                  All Access Persons, except for Independent Directors (see Section D below), are subject to the following reporting requirements with respect to their personal securities transactions and securities holdings. Any report may contain a statement that it shall not be construed as an admission by the person making the report that he or she has any direct or indirect beneficial ownership in the security to which the report relates.

                  1.       Disclosure of Personal Holdings (Initial and Annual
                           Reports)

                           a. INITIAL HOLDINGS REPORTS. No later than ten days after the person becomes an Access Person, the following information must be provided:

                                    1.       the title, number of shares and
                                             principal amount of each security
                                             in which the Access Person had any
                                             direct or indirect beneficial
                                             ownership when the person became an
                                             Access Person;

                                    2.       the name of any broker, dealer or
                                             bank with whom the Access Person
                                             maintained an account in which any
                                             securities were held for the direct
                                             or indirect benefit of the Access
                                             Person as of the date the person
                                             became an Access Person; and

                                    3.       the date that the report is
                                             submitted by the Access Person.

                           b. ANNUAL HOLDINGS REPORTS. Annually, the following information (which information must be current as of a date no more than 30 days before the report is submitted) must be provided:

                                    1.       the title, number of shares and
                                             principal amount of each security
                                             in which the Access Person had any
                                             direct or indirect beneficial
                                             ownership;

                                    2.       the name of any broker, dealer or
                                             bank with whom the Access Person
                                             maintains an account in which any
                                             securities are held for the direct
                                             or indirect benefit of the Access
                                             Person; and

                                    3.       the date that the report is
                                             submitted by the Access Person.

                  2. DUPLICATE CONFIRMATIONS. All Access Persons (other than Independent Directors) shall direct their brokers to supply the Fund's Review Officer on a timely basis, duplicate copies of confirmations of all personal securities transactions.

                  3. QUARTERLY REPORTS. Each Access Person (other than Independent Directors) shall, not later than ten days after the end of each calendar quarter, file with the Review Officer confidential quarterly reports containing the information set forth below with respect to personal securities transactions effected and brokerage accounts maintained during the quarter, provided that no Access Person shall be required to report transactions effected for any account over which such Access Person has no direct or indirect influence or control (except that such an Access Person must file a written certification stating that he or she has no direct or indirect influence or control over the account in question). All such Access Persons shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirements were effected.

                           Every quarterly report shall contain the following information with respect to any transaction during the quarter in a security in which the Access Person had any direct or indirect beneficial ownership:

                           a. the date of the transaction, the title, the interest rate and maturity date (if applicable) and the number of shares and the principal amount of each security involved;

                           b. the nature of the transaction (i.e., purchase, sale or any other type of acquisition or disposition);

                           c.       the price at which the transaction was
                                    effected;

                           d. the name of the broker, dealer or bank with or through whom the transaction was effected; and

                           e. the date that the report is submitted by the Access Person.

                           With respect to any account established by the Access Person in which any securities were held during the quarter for the direct or indirect benefit of the Access Person:

                           a. the name of the broker, dealer or bank with whom the Access Person established the account;

                           b. the account number and date the account was established; and

                           c. the date that the report is submitted by the Access Person.

         D.       Review

                  The Review Officer and compliance staff shall review the initial, quarterly and annual Access Person reports, as well as duplicate confirmations, and compare the information disclosed in such reports with the trading records of the Fund. In reviewing transactions, the Review Officer shall take into account the exemptions allowed under Section III.F. Before making a determination that a violation has been committed by an Access Person, the Review Officer shall give such person an opportunity to supply additional information regarding the transaction in question.

         E.       Certification of Compliance

                  Each Access Person is required to certify annually that he or she has read and understood the Fund's Code and recognizes that he or she is subject to such Code. Further, each Access Person is required to certify annually that he or she has complied with all the requirements of the Code and that he or she has disclosed or reported all personal securities transactions pursuant to the requirements of the Code.

V.       REQUIREMENTS FOR INDEPENDENT DIRECTORS

         A. Every Independent Director shall file with the Review Officer a quarterly report indicating that he or she had no reportable transactions or a report containing the information required in Section IV.C.3. of this Code with respect to transactions (other than exempted transactions listed under Section III.F.) in any securities in which such person has, or by reason of such transactions acquires, any direct or indirect beneficial ownership, if such Director, at the time of that transaction, knew or should have known, in the ordinary course of pursuing his or her official duties as Director, that during the 15-day period immediately preceding or after the transaction by the
                  Director:

                  1. such security was being purchased or sold by the Fund; or

                  2. such security was being considered for purchase or sale by the Fund.

                  All Independent Directors shall file reports, even when no transactions have been effected, representing that no transactions subject to reporting requirement were effected.

         B. Notwithstanding the preceding section, any Independent Director may, at his or her option, report the information required of Access Persons in quarterly reports (section IV.C.3) with respect to any one or more transactions and may include a statement that the report shall not be construed as an admission that the person knew or should have known of portfolio transactions by the Fund in such securities.

VI.      REVIEW BY THE BOARD OF DIRECTORS

         A.       Board Approval

                  The Board of Directors of the Fund, including a majority of the Independent Directors, must initially approve this Code of Ethics, as well as the code of ethics of each investment adviser of the Fund and, unless exempted by SEC rules, each principal underwriter of the Fund. In addition, the Board of Directors, including a majority of the Independent Directors, must approve any material change to such codes of ethics no later than six months after the change.

         B.       Reports of the Board

                  At least annually, the Review Officer shall furnish to the Board of Directors, and the Board must consider, a written report that includes:

                  1. all existing procedures concerning Access Persons' personal trading activities and any procedural changes made during the past year;

                  2. any recommended changes to the Fund's Code or procedures;

                  3. a summary of any issues arising under the Code since the last report to the Board including, but not limited to, information about material violations which occurred during the period, and the sanctions or other action that was taken in response to such violations; and

                  4. A certification that the Fund has adopted procedures reasonably necessary to prevent Access Persons from violating this Code of Ethics.

VII.     SANCTIONS

         A.       Sanctions for Violations by Access Persons

                  If the Review Officer determines that a violation of this Code has occurred, he or she shall so advise the President of the Fund, who will determine what sanctions, if any, are deemed appropriate, including, among other possible sanctions, disgorgement of profits, censure, suspension or termination of the employment of the violator. All material violations of the Code and any sanctions imposed as a result thereto shall be reported periodically to the Board of Directors.

         B.       Sanctions for Violations by Independent Directors

                  If the Review Officer determines that any Independent Director has violated this Code, he or she shall so advise the President of the Fund and also a committee consisting of the Independent Directors (other than the person whose transaction is at issue) and shall provide the committee with a report, including the record of pertinent actual or contemplated portfolio transactions of the Fund and any additional information supplied by the person whose transaction is at issue. The committee, at its option, shall either impose such sanctions as it deems appropriate or refer the matter to the full Board of Directors of the Fund, which shall impose such sanctions as it deems appropriate.

VIII.    MISCELLANEOUS

         A.       Access Persons

                  The Review Officer of the Fund will identify all Access Persons who are under a duty to make reports to the Fund and will inform such persons of such duty. Any failure by the Review Officer to notify any person of his or her duties under this Code shall not relieve such person of his or her obligations hereunder.

         B.       Records

                  The Fund's Administrator shall maintain records in the manner and to the extent set forth below, which records may be maintained on microfilm under the conditions described in Rule 31a-2(f) under the 1940 Act, and shall be available for examination by representatives of the Securities and Exchange Commission ("SEC"):

                  1. a copy of this Code and any other code which is, or at any time within the past five years has been, in effect shall be preserved in an easily accessible place;

                  2. a record of any violation of this Code and of any action taken as a result of such violation shall be preserved in an easily accessible place for a period of not less than five years following the end of the fiscal year in which the violation occurs;

                  3. a copy of each report made by an Access Person pursuant to this Code shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place;

                  4. a list of all persons who are required, or within the past five years have been required, to make reports pursuant to this Code shall be maintained in an easily accessible place; and

                  5. a copy of each periodic written report to the Fund's Board of Directors relating to a code of ethics provided by the Fund, or any investment adviser or principal underwriter, shall be preserved for a period of not less than five years from the end of the fiscal year in which it is made, the first two years in an easily accessible place.

         C.       Confidentiality

                  All reports of securities transactions and any other information filed pursuant to this Code shall be treated as confidential, except to the extent required by law.

         D.       Interpretation of Provisions

                  The Board of Directors of the Fund may from time to time adopt such interpretations of this Code as it deems appropriate.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                                QUARTERLY REPORT


To:                                    , Review Officer
   -----------------------------------

From:
     ---------------------------------
                (Your Name)

                  QUARTERLY TRANSACTIONS. This Quarterly Report (the "Report") is submitted pursuant to Section IV of the Code of Ethics of Jacob Internet Fund, Inc. (the "Fund") and the Code of Ethics of Jacob Asset Management of New York LLC and supplies (on the attached appendix) information with respect to transactions in any security in which I may be deemed to have, or by reason of such transaction acquire, any direct or indirect beneficial ownership interest (whether or not such security is a security held or to be acquired by a Fund) for the calendar quarter ended __________________.

                  Unless the context otherwise requires, all terms used in the Report shall have the same meaning as set forth in the Code of Ethics. For purposes of the Report, beneficial ownership shall be interpreted subject to the provisions of the Code of Ethics and Rule 16a-1(a) (exclusive of Section (a)(1) of such Rule) of the Securities Exchange Act of 1934.

                  BROKERAGE ACCOUNTS. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

                 Name of Broker, Bank
                 or Dealer with Whom
                  Account Maintained              Account Number           Date Established
                  ------------------              --------------           ----------------



                  I HEREBY CERTIFY THAT I (1) HAVE READ AND UNDERSTAND THE CODE OF ETHICS OF THE FUND (AS AMENDED AND RESTATED AS OF SEPTEMBER __, 2000); (2) RECOGNIZE THAT I AM SUBJECT TO THE CODE OF ETHICS; (3) HAVE COMPLIED WITH THE REQUIREMENTS OF THE CODE OF ETHICS OVER THE PAST YEAR; (4) HAVE DISCLOSED ALL PERSONAL SECURITIES TRANSACTIONS, OVER THE PAST YEAR, REQUIRED TO BE DISCLOSED BY THE CODE OF ETHICS; (5) HAVE SOUGHT AND OBTAINED PRECLEARANCE WHENEVER REQUIRED BY THE CODE OF ETHICS; AND (6) CERTIFY THAT TO THE BEST OF MY KNOWLEDGE THE INFORMATION FURNISHED IN THIS REPORT IS TRUE AND CORRECT.


Name (Print)
                -----------------------------------------------

Signature
                -----------------------------------------------


Date
                -----------------------------------------------

                           QUARTERLY REPORT--APPENDIX


                                              Nature of                                              Name of the
                                              Transaction                                           Broker, Dealer
                                               (whether                   Principal                 or Bank with
                                             Purchase, Sale               Amount of    Price at      or Through
                                             or other Type               Securities    Which the      whom the     Nature of
  Date of     Title of   Interest  Maturity  of Disposition    Number    Acquired or  Transaction    Transaction  Ownership of
Transaction  Securities    Rate      Date    or Acquisition)  of Shares  Disposed Of  was Effected  was Effected   Securities*
-----------  ----------  --------  --------  ---------------  ---------  -----------  ------------  ------------   ----------







------------

* If appropriate, you may disclaim beneficial ownership of any security listed in this report.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                   PERSONAL TRADING REQUEST AND AUTHORIZATION

Personal Trading Request (to be completed by access person prior to any personal trade):

Name:
     ---------------------------------------------------------------------------

Date For Which You Seek Approval:
                                 -----------------------------------------------

Name of the issuer and dollar amount or number of securities of the issuer to be purchased or sold:
                  --------------------------------------------------------------
--------------------------------------------------------------------------------

Nature of the transaction (i.e., purchase, sale) (1):
                                                     ---------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------


Are you or is a member of your immediate family an officer or director of the
issuer of the securities or any affiliate(2) of the issuer?  Yes      No
                                                                ---    ---

If yes, please describe:
                        --------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Describe the nature of any direct or indirect professional or business relationship that you may have with the issuer of the securities.(3)

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Do you have any material nonpublic information concerning the
issuer? Yes    No
           ---   ---



-----------------------------

         (1) If other than market order, please describe any proposed limits.

         (2) For purposes of this question, "affiliate" includes (i) any entity that directly or indirectly owns, controls or holds with power to vote 5% or more of the outstanding voting securities of the issuer and (ii) any entity under common control with the issuer.

         (3) A "professional relationship" includes, for example, the provision of legal counsel or accounting services. A "business relationship" includes, for example, the provision of consulting services or insurance coverage.

Do you beneficially own more than 1/2 of 1% of the outstanding equity securities
of the issuer?  Yes     No
                   ----   ----

If yes, please report the name of the issuer and the total number of shares "beneficially owned":

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

Are you aware of any facts regarding the proposed transaction, including the existence of any substantial economic relationship, between the proposed transaction and any securities held or to be acquired by a Fund that may be relevant to a determination as to the existence of a potential conflict of
interest?(4) Yes     No
                ----   ----

If yes, please describe:
                        --------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------




To the best of your knowledge and belief, the answers that you have provided above are true and correct.


                                       ---------------------------------------
                                                     Signature

----------------------------

         (4) Facts that would be responsive to this question include, for example, the receipt of "special favors" from a stock promoter, such as participation in a private placement or initial public offering, as an inducement to purchase other securities of the Fund. Another example would be investment in securities of a limited partnership that in turn owned warrants of a company formed for the purpose of effecting a leveraged buy-out in circumstances where the Fund might invest in securities related to the leveraged buy-out. The foregoing are only examples of pertinent facts and in no way limit the types of facts that may be responsive to this question.

Approval or Disapproval of Personal Trading Request (to be completed by Preclearance Officer)


                  I confirm that the above-described proposed transaction
---------         appears to be consistent with the policies described in the
                  Code and that the conditions necessary(5) for approval of the proposed transaction have been satisfied.

                  I do not believe the above described proposed transaction is
---------         consistent with the policies described in the Code or that the conditions necessary for approval of the proposed transaction have been satisfied.


Dated:                                 Signed:
      --------------------------              ---------------------------------
                                       Title:
                                              ---------------------------------


--------------------------

         (5) In the case of a personal securities transaction by an Access Person of the Fund (other than Independent Directors of the Fund), the Code of Ethics of the Fund requires that the Fund's Preclearance Officer determine that the proposed personal securities transaction (i) is not potentially harmful to the Fund, (ii) would be unlikely to affect the market in which the Fund's portfolio securities are traded, of (iii) is not related economically to securities to be purchased, sold, or held by the Fund. In addition, the Code requires that the Fund's Preclearance Officer determine that the decision to purchase or sell the security at issue is not the result of information obtained in the course of the Access Person's relationship with the Fund.

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                                 INITIAL REPORT

To:                                      , Review Officer
     -----------------------------------

From:
     -----------------------------------
                (Your Name)

                  1. I hereby acknowledge receipt of a copy of the Code of Ethics for the Jacob Internet Fund Inc. and the Code of Ethics for Jacob Asset Management of New York LLC. I have read and understand each Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

                  2. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Securities held or to be acquired by any Client.

                  3. As of the date below I had a direct or indirect beneficial ownership in the following Securities:

                                                                  Principal Amount             Type of Interest
      Title of Security              Number of Shares            of Securities Held          (Direct or Indirect)
      -----------------              ----------------            ------------------          --------------------



                  4. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.

             Name of Broker,
             Dealer or Bank             Account Number           Date Established
             --------------             --------------           -----------------



Name:
      -------------------------------------------

Title:
      -------------------------------------------

Date Report Submitted:
                      ---------------------------

                            JACOB INTERNET FUND INC.
                     JACOB ASSET MANAGEMENT OF NEW YORK LLC

                                  ANNUAL REPORT

To:                                      , Review Officer
      -----------------------------------

From:
      -----------------------------------
                  (Your Name)

                  1. I hereby acknowledge receipt of a copy of the Code of Ethics for Jacob Internet Fund, Inc. and the Code of Ethics for Jacob Asset Management of New York LLC. I have read and understand each Code of Ethics and recognize that I am subject thereto in the capacity of an "Access Person."

                  2. I hereby certify that, during the year ended December 31, ____, I have complied with the requirements of each Code of Ethics and I have reported all Securities transactions required to be reported pursuant to each Code.

                  3. Except as noted below, I hereby certify that I have no knowledge of the existence of any personal conflict of interest relationship which may involve any Client, such as any economic relationship between my transactions and Securities held or to be acquired by any Client.

                  4. As of December 31, ____, I had a direct or indirect beneficial ownership in the following Securities:


                                     Number                  Principal Amount               Type of Interest
    Title of Security              of Shares                of Securities Held            (Direct or Indirect)
    -----------------              ---------                ------------------            --------------------



                  5. I hereby represent that I maintain account(s) as of the date this report is submitted in which Securities are held for my direct or indirect benefit with the brokers, dealers or banks listed below.



             Name of Broker,
             Dealer or Bank             Account Number           Date Established
             --------------             --------------           -----------------



Name:
      -------------------------------------------

Title:
      -------------------------------------------

Date Report Submitted:
                      ---------------------------